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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT Pursuant
                            to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934



         Date of report (Date of earliest event reported):    October 30, 2008
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                               CirTran Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
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                 (State of Other Jurisdiction of Incorporation)


               000-49654                                  68-0121636
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        (Commission File Number)               (IRS Employer Identification No.)


     4125 South 6000 West, West Valley City, Utah                   84128
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       (Address of Principal Executive Offices)                   (Zip Code)


                                  801-963-5112
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)




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Item 1.01     Entry into a Material Definitive Agreement

Entry into International Distribution Agreement
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         On October 16, 2008, CirTran Beverage Corp. (the "Company"), a wholly owned subsidiary of CirTran Corporation, announced that it had entered into an International Distribution Agreement (the "Agreement") with Factor Tequila SA de CV, a Mexican business corporation with its principal place of business at Torcuato Tasso 245-722, Polanco, Mexico D.F. 11560 Mexico (the "Distributor").

         Under the Agreement, the Company appointed the Distributor as its exclusive distributor for the Playboy Energy Drink and the Playboy Energy Drink Low Sugar (collectively, the "Products") in Mexico (the "Territory").

         In connection with the execution of the Agreement, and as a condition precedent to the effectiveness of the Agreement, the Distributor agreed to place with the Company a non-cancellable purchase order for an initial amount of Products (exclusive of promotional Products), and deliver to the Company a deposit towards the purchase price for the Product as required under the Agreement. The Company and the Distributor agreed that after the Distributor has qualified the Products for sale in the Territory, it may draw down on such purchase order, specifying the quantity of the Products and anticipated delivery dates.

         The Company and the Distributor agreed that the Agreement would be effective as of the Effective Date, i.e., the date on which the Distributor placed the initial order and paid a deposit for the Products in the order. As of October 30, 2008, the Distributor had placed the order and remitted its deposit. The parties also agreed the Agreement will remain in force for ten years (the "Term"), unless terminated earlier. The Agreement will automatically renew for a renewal Term of five years if at the end of the initial Term (i) Distributor is not in default under the Agreement, (ii) Distributor has satisfied the Minimum Sales Requirement described in the Agreement for each contract year of the initial Term, (iii) the parties have agreed upon the Minimum Sales Projections for the renewal term, and (iv) Distributor has not notified the Company that it does not intend to renew the Term, which notice must be given at least 90 days prior to the expiration of the then-current Term.

         The Agreement may be terminated by mutual consent, upon the occurrence of any of the enumerated events of default, or for underperformance by the Distributor.

         Under the Agreement, the Distributor's obligations include development of the Territory; compliance with the November 1, 2006, License Agreement between the Company's licensors, Play Beverages, LLC, and Playboy Enterprises International, Inc.; purchase and distribution of the Products; marketing; quality control; and maintaining storage and handling standards. The Company agreed to sell the Products to the Distributor during the Term of the Agreement; and to provide promotional materials and promotional Products for use in the Territory.


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         The foregoing summary of the terms and conditions of the International
Distribution Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the agreement attached as an exhibit hereto, and which is incorporated herein by reference. Portions of the Agreement have been redacted pursuant to a request for confidential treatment filed with the U.S. Securities and Exchange Commission.

Item 7.01.    Regulation FD Disclosure.

         On October 16, 2008, the Company issued a press release announcing the agreement. The press release is attached hereto as Exhibit 99.2 to this Report.

         In accordance with General Instruction B.2 of Form 8-K, the information in this section of this Report shall not be deemed filed for the purpose of
Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.    Financial Statements and Exhibits.

         (d)      Exhibits.
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                  99.1     International Distribution Agreement between CirTran
                           Corporation and Factor Tequila SA de CV. Portions of the Agreement have been redacted pursuant to a request for confidential treatment filed with the U.S. Securities and Exchange Commission.

                  99.2     Press Release dated October 16, 2008.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CirTran Corporation


Date: November 3, 2008                       By:  /s/ Iehab Hawatmeh
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                                                  Iehab J. Hawatmeh, President















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